EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

PETRICHOR CORP.

(the “Company”)

WHEREAS:

A.	Chun-Hao Chang has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	Mei-Chun Lin has consented to step down as an officer and as a Member of the Board of Directors of the Company.

C.	Hao Fa Chang has consented as the new President, CEO, Treasurer and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.	Chun-Hao Change has consented to step down as an officer and as a Member of the Board of Directors of the Company.

E.	Mei-Chun Lin has consented to step down as an officer and as a Member of the Board of Directors of the Company.

F.	Hao Fa Chang has consented as the new President, CEO, Treasurer and a Member of the Board of Directors of the Company.

Effective date: March 10, 2017

/s/ Chun-Hao Chang	/s/ Mei-Chun Lin
Chun-Hao Chang	Mei-Chun Lin

/s/ Hao Fa Chang
Hao Fa Chang